Exhibit 23

Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Symons International Group, Inc. on Form S-8 (File No. 333-44643) of our reports dated February 27, 1998, on our audits of the consolidated financial statements and financial statement schedules of Symons International Group, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are incorporated by reference or included in this Annual Report on Form 10-K.





Indianapolis, Indiana
March 20, 1998